
<ARTICLE>             5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         DEC-31-1999
<CASH>                                               280,659
<SECURITIES>                                         1,728,025
<RECEIVABLES>                                        42,125
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               11,949,034
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       15,321,944<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           3,641,656
<TOTAL-LIABILITY-AND-EQUITY>                         15,321,944<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     1,814,342<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,975,473<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   691,981
<INCOME-PRETAX>                                      (1,344,715)
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,344,715)<F5>
<EPS-BASIC>                                        (22.19)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Tenant security deposits of $66,181,  Investments in Local Limited Partnerships of $891,205, Mortgage escrow deposits of $74,717, Replacement reserves of $205,861, Deferred fees, net of accumulated amortization of $37,064 and Other assets of $47,073. <F2>Included in Total Liabilities and
Equity: Mortgage notes payable of $11,421,942, Notes payable of $0, Accounts payable to affiliates of $35,718, Accounts payable and accrued expenses of $186,161, Accrued interest payable of $146,124, Security deposits payable of $65,730 and Minority interests in Local Limited Partnerships of $(175,387).
<F3>Total  Revenue  includes:  Rental of  $1,665,986,  Investment of $94,490 and
Other of $53,866. <F4>Included in Other Expenses: Asset management fees of $203,762, General and administrative of $110,152, Rental operations, exclusive of depreciation of $856,415, Property management fees of $72,243, Depreciation of $417,964 and Amortization of $314,937. <F5>Net loss reflects: Equity in losses of Local Limited Partnerships of $498,618 and Minority interests in
losses  of  Local  Limited   Partnerships  of  $7,015.